Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”) is made as of the 31st day of May, 2017, by and between Inpixon, a Nevada corporation (f/k/a Sysorex Global, a Nevada corporation) (the “Company”), and each of the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”).

WHEREAS, the Company and each of the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the 1933 Act (without limiting any other such exemption which may apply to the transactions contemplated by this Agreement);

WHEREAS, the Company has authorized the issuance of convertible notes, in the aggregate original principal amount of up to $2,200,000, in the form attached hereto as Exhibit A (the “Notes”), which Notes shall be convertible into shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), in accordance with the terms of the Notes (such shares of Common Stock issuable upon conversion of the Notes, collectively, the “Conversion Shares”);

WHEREAS, the Notes may be entitled to interest and certain other amounts, which, at the option of the Company and subject to certain conditions, may be paid in shares of Common Stock (the “Interest Shares”) or in cash;

WHEREAS, each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, a Note in the aggregate original principal amount as is set forth opposite such Buyer’s name in column (3) on Schedule I hereto;

WHEREAS, the Notes, the Conversion Shares and the Interest Shares are collectively referred to herein as the “Securities” and the offering contemplated hereby is referred to herein as the “Offering”; and

WHEREAS, the parties have agreed that the obligation to repay the Notes shall be an unsecured obligation of the Company.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises and the mutual agreements, representations and warranties, provisions and covenants contained herein, the parties hereto, intending to be legally bound hereby, agree as set forth below. Capitalized terms not otherwise defined herein shall have the meanings set forth in Section 9 below.

1.           Purchase and Sale of Note s.

1.1           Purchase and Sale of Note. Subject to the satisfaction of the conditions set forth in Section 5.1, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, shall purchase from the Company on the Closing Date (as defined below), a Note in the aggregate original principal amount as is set forth opposite such Buyer’s name in column (3) on Schedule I hereto.

1.2           Form of Payment. On the Closing Date, (i) each Buyer shall pay its respective Purchase Price (as defined below) (less, in the case of the Lead Buyers, the amount withheld by such Buyer pursuant to Section 4.6) to the Company for the Note to be issued and sold to such Buyer at the Closing, by wire transfers of immediately available funds in accordance with the Company’s written wire instructions, and (ii) immediately following the Company’s receipt of such amount, the Company shall deliver to such Buyer a Note in the aggregate original principal amount as is set forth opposite such Buyer’s name in column (3) on Schedule I hereto, duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

1.3           Purchase Price. The purchase price for the Note to be purchased by each Buyer (the “Purchase Price”) shall be the amount as is set forth opposite such Buyer’s name in column (4) on Schedule I hereto. Each Note shall be issued with an original issue discount of approximately 9%. The aggregate Purchase Price for all of the Notes to be issued to the Buyers hereunder shall be up to $2,000,000.

1.4           Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 666 Third Avenue, New York, NY 10017. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m. (New York City time), on or before the second (2nd) Trading Day (as defined below) following the date on which all of the conditions to the Closing set forth in Section 5.1 below are satisfied or, where legally permissible, waived (or such other date as is mutually agreed to by the Company and each Buyer).

2.           Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to each of the Buyers as of the date hereof and the Closing Date (each a “Representation Date”):

2.1           Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

2.2           Capitalization and Voting Rights. The authorized capital stock of the Company and the shares thereof issued and outstanding were as set forth in the Public Reports as of the dates reflected therein. All of the outstanding shares of Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. Except as set forth in the Public Reports, Schedule 2.2 and this Agreement, there are no agreements or arrangements under which the Company is obligated to register the sale of any securities under the 1933 Act. Except as set forth in the Public Reports, no shares of Common Stock are entitled to preemptive rights and there are no outstanding debt securities and no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company other than those issued or granted in the ordinary course of business pursuant to the Company’s equity incentive and/or compensatory plans or arrangements. Except for customary transfer restrictions contained in agreements entered into by the Company to sell restricted securities or as set forth in the Public Reports, the Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. Except as set forth in the Public Reports, to the best of the Company’s knowledge, the offer and sale of all capital stock, convertible or exchangeable securities, rights, warrants or options of the Company issued prior to the applicable Representation Date complied with all applicable federal and state securities laws, and, to the best of the Company’s knowledge, no stockholder has any right of rescission or damages or any “put” or similar right with respect thereto that would have a Material Adverse Effect. Except as set forth in the Public Reports, there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the Notes or this Agreement or the consummation of the transactions described herein or therein.

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2.3           Authorization; Enforcement. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes and the reservation for issuance and issuance of the Conversion Shares issuable upon conversion of the Notes and the reservation for issuance and issuance of any Interest Shares issuable pursuant to the terms of the Notes) have been duly authorized by the Company’s board of directors and (other than the filing of a Form D with the Commission, the filing of the Listing of Additional Shares application with The NASDAQ Stock Market, and any other filings as may be required by any state securities agencies) no further filing, consent or authorization is required by the Company, its board of directors or its stockholders or other governing body. Each of this Agreement and the other Transaction Documents to which it is a party have been duly executed and delivered by the Company and constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. “Transaction Documents” means, collectively, this Agreement, the Notes, and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

2.4           Issuance of Securities. The issuance of the Notes is duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, free and clear of all Liens, other than restrictions on transfer under this Agreement and under applicable state and federal securities laws. As of the Closing, the Company shall have reserved from its duly authorized capital stock not less than the sum of (i) 200% of the maximum number of Conversion Shares issuable upon conversion of the Notes (assuming for purposes hereof that the Notes are convertible at the initial Conversion Price (as defined in the Notes) and without taking into account any limitations on the conversion of the Notes set forth therein), and (ii) 200% of the maximum number of Interest Shares issuable pursuant to the terms of the Notes from the Closing Date through the Maturity Date (assuming for purposes hereof that the Interest Shares are issuable at the initial Conversion Price (as defined in the Notes)). The issuance of the Conversion Shares is duly authorized, and upon conversion in accordance with the Notes, the Conversion Shares, when issued, will be validly issued, fully paid and non-assessable, free and clear of all Liens, other than restrictions on transfer under this Agreement and under applicable state and federal securities laws, with the holders being entitled to all rights accorded to a holder of Common Stock. The issuance of the Interest Shares is duly authorized, and upon issuance in accordance with the Notes, the Interest Shares, when issued, will be validly issued, fully paid and non-assessable, free and clear of all Liens, other than restrictions on transfer under this Agreement and under applicable state and federal securities laws, with the holders being entitled to all rights accorded to a holder of Common Stock.

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2.5           Offering. Subject to the truth and accuracy of each Buyer’s representations and warranties set forth in Section 3 of this Agreement, the offer and issuance of the Securities as contemplated by the Transaction Documents are exempt from the registration requirements of the 1933 Act, and the qualification or registration requirements of state securities laws or other applicable blue sky laws. Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

2.6           Public Reports; Financial Statements. During the two (2) years prior to the date hereof, the Company has timely filed (giving effect to permissible extensions in accordance with Rule 12b-25 under the 1934 Act) all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the 1934 Act, including, without limitation, all Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (all of the foregoing filed prior to the date hereof and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “Public Reports”). The Company has delivered or has made available to each of the Buyers or their respective representatives true, correct and complete copies of each of the Public Reports not available on the EDGAR system. As of their respective dates, the Public Reports complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission promulgated thereunder applicable to the Public Reports, and none of the Public Reports, at the time they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company (including, without limitation, any notes or any letter of the independent accountants of the Company with respect thereto) included in the Public Reports (the “Financial Statements”) complied in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto as in effect as of the time of filing. Such Financial Statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such Financial Statements, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to any of the Buyers which is not included in the Public Reports (including, without limitation, information referred to in Section 3.5 of this Agreement) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made. The Company is not currently contemplating to amend or restate any of the Financial Statements, nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financials Statements to be in compliance with GAAP and the rules and regulations of the Commission. The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.

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2.7           Conduct of Business; Permits. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under its certificate or articles of incorporation, bylaws or similar organizational instruments, as applicable. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for possible violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Trading Market and has no knowledge of any facts or circumstances that could reasonably lead to delisting or suspension of the Common Stock by the Trading Market in the foreseeable future. Except as disclosed in the Public Reports, the Company has received no communication, written or oral, from the Commission or the Trading Market regarding the suspension or delisting of the Common Stock from the Trading Market. Except as disclosed in Schedule 2.7, the Company is not in violation of the rules and regulations of the Trading Market and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Stock in the foreseeable future. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

2.8           No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes, the Conversion Shares and the Interest Shares and the reservation for issuance of the Conversion Shares and the Interest Shares) will not (i) result in a violation of any provision of the articles of incorporation or bylaws of the Company (including, without limitation, any certificate of designation contained therein), the certificate or articles of incorporation, bylaws or other organizational documents of any of the Company’s Subsidiaries, or any capital stock of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation or imposition of any lien, pledge, option, security agreement, equity, claim, charge, encumbrance or other restriction or limitation on the capital stock or on any of the properties or assets of the Company or any of its Subsidiaries under, any lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, or other agreement, instrument, or arrangement to which the Company or any of its Subsidiaries is a party or its property is bound, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including applicable federal and state securities laws and regulations and the rules and regulations of the Trading Market, so long as the Company’s Listing of Additional Shares application is approved by The NASDAQ Stock Market) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that could not reasonably be expected to have a Material Adverse Effect.

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2.9           Consents; Waivers. Except as set forth in Schedule 2.9, the Company is not required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the filing of a Form D with the Commission, any other filings as may be required by any state securities agencies and the approval by The NASDAQ Stock Market of a Listing of Additional Shares application), any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under, or contemplated by, the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain at or prior to the Closing have been obtained or will be effected on or prior to the Closing Date, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents.

2.10         Sarbanes-Oxley Act. The Company is in compliance in all material respects with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof.

2.11         Absence of Litigation. Except as disclosed in Schedule 2.11, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Common Stock or any of the Company’s officers or directors in their capacities as such, which could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.

2.12         Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the Public Reports, except as specifically disclosed in a subsequent Public Report filed prior to the date hereof: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or affiliate, except pursuant to existing Company Approved Stock Plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made.

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2.13         Intellectual Property. The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the Public Reports as necessary or required for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and the Company has not received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. The Company has not received, since the date of the latest audited financial statements included within the Public Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.14         Registration Rights. Other than as set forth in the Public Reports, no Person has any right to cause the Company to effect the registration under the 1933 Act of any securities of the Company.

2.15         Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that each of the Buyers will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Buyers regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3 hereof.

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2.16         No Integrated Offering. Assuming the accuracy of each Buyer’s representations and warranties set forth in Section 3, none of the Company, its Subsidiaries or any of their affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this Offering of the Securities to require approval of stockholders of the Company under any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation.

2.17         Seniority. As of the applicable Representation Date, except as set forth in Schedule 2.17, no Indebtedness or other claim against the Company is senior to, or pari passu with, the Notes in right of payment, whether with respect to payment or redemptions, interest or upon liquidation or dissolution, or otherwise.

2.18         Bankruptcy Status; Indebtedness. Neither the Company nor any of its Subsidiaries (i) has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, or (ii) has any current intention or expectation to file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the applicable Representation Date. Neither the Company nor any of its Subsidiaries has any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, after giving effect to the transactions contemplated hereby to occur at the Closing will not be, Insolvent (as defined below). For purposes of this Section 2.18, “Insolvent” means, with respect to the Company and its Subsidiaries, on a consolidated basis, (i) the present fair saleable value of the Company’s and its Subsidiaries’ assets is less than the amount required to pay the Company’s and its Subsidiaries’ total Indebtedness (as defined below), (ii) the Company and its Subsidiaries, on a consolidated basis, are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (iii) the Company and its Subsidiaries, on a consolidated basis, intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature. Schedule 2.18 sets forth as of the date hereof all outstanding secured and unsecured Indebtedness (as defined below) of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. The Company is not in default with respect to any Indebtedness.

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2.19         Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

2.20         Acknowledgment Regarding Buyers’ Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company or any of its Subsidiaries, (ii) an “affiliate” (as defined in Rule 144) of the Company or any of its Subsidiaries or (iii) to its knowledge, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act). The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities. The Company further represents to each Buyer that the Company’s decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation by the Company and its representatives.

2.21         No General Solicitation. Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby. Neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the offer or sale of the Securities.

2.22         Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares and Interest Shares may increase in certain circumstances. The Company further acknowledges that its obligation to issue the Conversion Shares upon conversion of the Notes in accordance with this Agreement and the Notes and the Interest Shares in accordance with this Agreement and the Notes is absolute and unconditional, regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

2.23         Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement), stockholder rights plan or other similar anti-takeover provision under its articles of incorporation, bylaws or other organizational documents, as amended to date, or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Buyer’s ownership of the Securities. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of shares of Common Stock or a change in control of the Company or any of its Subsidiaries.

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2.24         Foreign Corrupt Practices. Neither the Company nor any of its Subsidiaries nor any director, officer, agent, employee or other Person (as defined herein) acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

2.25         Transactions With Affiliates. Other than as set forth in the Public Reports, since January 1, 2015, none of the officers, directors, employees or affiliates of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director, employee or affiliate or, to the knowledge of the Company or any of its Subsidiaries, any corporation, partnership, trust or other Person in which any such officer, director, employee or affiliate has a substantial interest or is an employee, officer, director, trustee or partner in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years.

2.26         Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

2.27         Employee Relations. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company believes that its and its Subsidiaries’ relations with their respective employees are good. No executive officer (as defined in Rule 501(f) promulgated under the 1933 Act) or other key employee of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. No executive officer or other key employee of the Company or any of its Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

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2.28         Title. Each of the Company and its Subsidiaries holds good title to all real property, leases in real property, or other interests in real property (the “Real Property”) owned by the Company or any of its Subsidiaries (as applicable). Except as set forth in Schedule 2.28, the Real Property is free and clear of all mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Encumbrances”) and is not subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except for (a) liens for current taxes not yet due and (b) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto. In addition, except as set forth on Schedule 2.28, each of the Company and its Subsidiaries holds good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case, free and clear of all Encumbrances except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any Real Property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any of its Subsidiaries.

2.29         Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all Environmental Laws (as defined below), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

2.30         Tax Status. The Company and each of its Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim. The Company is not operated in such a manner as to qualify as a passive foreign investment company, as defined in Section 1297 of the Code.

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2.31         Internal Accounting and Disclosure Controls. The Company and each of its Subsidiaries maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) that is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant or other Person relating to any potential material weakness or significant deficiency in any part of the internal controls over financial reporting of the Company or any of its Subsidiaries.

2.32         Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.

2.33         Investment Company Status. The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

2.34         U.S. Real Property Holding Corporation. Neither the Company nor any of its Subsidiaries is, or has ever been, and so long as any of the Securities are held by any of the Buyers, shall become, a U.S. real property holding corporation within the meaning of Section 897 of the Code, and the Company and each Subsidiary shall so certify upon any Buyer’s request.

2.35         Bank Holding Company Act. Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”), and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any equity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

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2.36         Shell Company Status. The Company is not, and has never been, an issuer identified in, or subject to, paragraph (i) of Rule 144.

2.37         Public Utility Holding Act. Neither the Company nor any of its Subsidiaries is a “holding company,” or an “affiliate” of a “holding company,” as such terms are defined in the Public Utility Holding Act of 2005.

2.38         Federal Power Act. Neither the Company nor any of its Subsidiaries is subject to regulation as a “public utility” under the Federal Power Act, as amended.

2.39         Illegal or Unauthorized Payments; Political Contributions. Neither the Company nor any of its Subsidiaries nor, to the best of the Company’s knowledge (after reasonable inquiry of its officers and directors), any of the officers, directors, employees, agents or other representatives of the Company or any of its Subsidiaries or any other business entity or enterprise with which the Company or any Subsidiary is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (a) as a kickback or bribe to any Person or (b) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company or any of its Subsidiaries.

2.40         Money Laundering. The Company and its Subsidiaries are in compliance with, and have not previously violated, the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, without limitation, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, without limitation, (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

2.41         No Additional Agreements. The Company does not have any agreement or understanding with any Buyer with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

2.42         No Disqualification Events. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Company's outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

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3.           Representations and Warranties of the Buyers. Each Buyer, severally and not jointly, represents and warrants to the Company with respect to only itself that as of each Representation Date:

3.1           Authorization. Such Buyer has full power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

3.2           No Public Sale or Distribution. Such Buyer is acquiring its Securities for its own account, not as a nominee or agent, and not with a view towards, or for resale in connection with, the public sale or distribution of any part thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, by making the representations herein, such Buyer does not agree, or make any representation or warranty, to hold any of its Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from registration under the 1933 Act. Such Buyer is acquiring its Securities hereunder in the ordinary course of its business. Such Buyer does not presently have any contract, agreement, undertaking, arrangement or understanding, directly or indirectly, with any Person to sell, transfer, pledge, assign or otherwise distribute any of its Securities.

3.3           Accredited Investor Status; Investment Experience. Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D. Such Buyer can bear the economic risk of its investment in the Securities, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Securities.

3.4           Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

3.5           Information. Such Buyers and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. Such Buyer is relying solely on its own accounting, legal and tax advisors, and not on any statements of the Company or any of its agents or representatives, for such accounting, legal and tax advice with respect to its acquisition of the Securities and the transactions contemplated by this Agreement.

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3.6           No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

3.7           Transfer or Resale. Such Buyer understands that except as provided in Section 4.9 hereof: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company (if requested by the Company) an opinion of counsel to such Buyer, in substance which shall be reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act (or a successor rule thereto); (ii) any sale of the Securities made in reliance on Rule 144 or Rule 144A may be made only in accordance with the terms of Rule 144 or Rule 144A, respectively, and further, if Rule 144 or Rule 144A is not applicable, any resale of the Securities under circumstances in which the seller (or the Person (as defined below) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC promulgated thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws.

3.8           Validity; Enforcement; No Conflicts. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by such Buyer of this Agreement and the consummation by such Buyer of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “Blue Sky” laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

3.9           No Bad Actor Disqualification Event. Such Buyer represents, after reasonable inquiry, that no Disqualification Event is applicable to such Buyer or any of its Rule 506(d) Related Parties (if any), except a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) applies. “Rule 506(d) Related Party” means a person or entity that is a beneficial owner of such Buyer’s securities for purposes of Rule 506(d).

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4.           Covenants.

4.1           Best Efforts. Each Buyer shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 5.1(a) of this Agreement. The Company shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 5.1(b) of this Agreement.

4.2           Use of Proceeds. The Company will use the proceeds received from the purchase of the Securities for, among other things, (i) costs and expenses relating to the sale of the Securities to the Buyers, (ii) outstanding amounts due and payable to Company counsel, (iii) $200,000 payable to Hillair Capital Investments L.P. in connection with that certain 8% Original Issue Discount Senior Convertible Debenture, dated as of August 9, 2016, and (iv) general working capital purposes, including the payment of trade payables (which may be through the Company’s line of credit with GemCap Lending I, LLC) in the ordinary course of the Company’s business and prior practices.

4.3           Form D and Blue Sky. The Company shall file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the Securities for sale to the Buyers pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to each Buyer on or prior to the Closing Date. Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and sale of the Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “Blue Sky” laws), and the Company shall comply with all applicable federal, foreign, state and local laws, statutes, rules, regulations and the like relating to the offering and sale of the Securities to the Buyers.

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4.4           Securities Law Disclosure; Publicity. The Company shall by 9:00 a.m. (New York City time) on the Trading Day immediately following the date hereof, file a Current Report on Form 8-K (the “Current Report”) with the Commission disclosing all the material terms of the transactions contemplated hereby, and including forms of the Transaction Documents as exhibits thereto, within the time required by the 1934 Act. From and after the filing of the Current Report, the Company represents to each of the Buyers that the Company shall have publicly disclosed all material, non-public information provided to any of the Buyers as of such time by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the filing of the Current Report, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and each of the Buyers or any of their respective affiliates, on the other hand, shall terminate. The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide any Buyer with any material, non-public information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of such Buyer (which may be granted or withheld in such Buyer’s sole discretion). In the event of (x) any breach of any covenant or agreements contained herein or in any other Transaction Document (to the extent the existence of such breach constitutes material non-public information) or (y) a breach of any of the covenants in this Section 4.4, in either case, by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents (as determined in the reasonable good faith judgment of such Buyer), in addition to any other remedy provided herein or in the Transaction Documents, such Buyer may deliver written notice to the Company requesting that the Company make a public disclosure with respect thereto. If the Company fails to make such public disclosure, at any time after the second (2nd) Trading Day immediately following the date such Buyer delivered such notice to the Company, such Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such breach or such material, non-public information, as applicable, without the prior approval by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees or agents. No Buyer shall have any liability to the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents, for any such disclosure. Subject to the foregoing, neither the Company, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the Current Report and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each of the Lead Buyers shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the applicable Buyer (which may be granted or withheld in such Buyer’s sole discretion), the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of such Buyer in any filing, announcement, release or otherwise. Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that other than with respect to the transactions contemplated by the Transaction Documents, no Buyer has had, and no Buyer shall have (unless expressly agreed to by a particular Buyer after the date hereof in a written definitive and binding agreement executed by the Company and such particular Buyer (it being understood and agreed that no Buyer may bind any other Buyer with respect thereto)), any duty of confidentiality with respect to, or a duty not to trade on the basis of, any material, non-public information regarding the Company or any of its Subsidiaries (it being understood and agreed that any offer, sale, assignment, transfer or other disposition of any Securities by any Person is subject to applicable securities laws).

4.5           Register; Transfer Agent Instructions; Legends; Removal of Legends.

(a)          Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Notes in which the Company shall record the name and address of the Person in whose name the Notes have been issued (including the name and address of each transferee), the principal amount of the Notes held by such Person, the number of Conversion Shares issuable upon conversion of the Notes held by such Person and the number of Interest Shares issuable under the terms of the Notes held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

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(b)          Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent in the form mutually agreed to by the Company, each of the Lead Buyers and such transfer agent prior to the date hereof (the “Irrevocable Transfer Agent Instructions”) to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company (“DTC”), registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares and the Interest Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Notes. The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 4.5, and stop transfer instructions to give effect to Section 3.7 hereof, will be given by the Company to its transfer agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company, as applicable, to the extent provided in this Agreement and the other Transaction Documents. If a Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 3.7, the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Conversion Shares or Interest Shares sold, assigned or transferred pursuant to an effective registration statement or in compliance with Rule 144, the transfer agent shall issue such shares to such Buyer, assignee or transferee (as the case may be) without any restrictive legend in accordance with Section 4.5(d) below. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 4.5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 4.5(b), that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. The Company shall cause its counsel to issue the legal opinion referred to in the Irrevocable Transfer Agent Instructions to the Company’s transfer agent at each time necessary to give effect to this Section 4.5(b) and the Irrevocable Transfer Agent Instructions. Any fees (with respect to the transfer agent, counsel to the Company or otherwise) associated with the issuance of such opinion or the removal of any legends on any of the Securities shall be borne by the Company.

(c)          Each Buyer understands that the Securities have been issued (or will be issued in the case of the Conversion Shares and the Interest Shares) pursuant to an exemption from registration or qualification under the 1933 Act and applicable state securities laws, and except as set forth below, the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] HAVE BEEN] [THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

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(d)          Removal of Legends. Certificates evidencing Securities shall not be required to contain the legend set forth in Section 4.5(c) above or any other legend (i) while a registration statement covering the resale of such Securities is effective under the 1933 Act, (ii) following any sale of such Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), (iii) if such Securities are eligible to be sold, assigned or transferred under Rule 144 (provided that a Buyer provides the Company with reasonable assurances that such Securities are eligible for sale, assignment or transfer under Rule 144 which shall not include an opinion of counsel), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that such Buyer provides the Company with an opinion of counsel to such Buyer, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act or (v) if such legend is not required under applicable requirements of the 1933 Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to the foregoing, the Company shall no later than three (3) Trading Days following the delivery by a Buyer to the Company or the transfer agent (with notice to the Company) of a legended certificate representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from such Buyer as may be required above in this Section 4.5(d), as directed by such Buyer, either: (A) provided that the Company’s transfer agent is participating in the DTC Fast Automated Securities Transfer Program and such Securities are Conversion Shares or Interest Shares, credit the aggregate number of shares of Common Stock to which such Buyer shall be entitled to such Buyer’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if the Company’s transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to such Buyer, a certificate representing such Securities that is free from all restrictive and other legends, registered in the name of such Buyer or its designee (the date by which such credit is so required to be made to the balance account of such Buyer’s or such Buyer’s nominee with DTC or such certificate is required to be delivered to such Buyer pursuant to the foregoing is referred to herein as the “Required Delivery Date”). The Company shall be responsible for any transfer agent fees or DTC fees with respect to any issuance of Securities or the removal of any legends with respect to any Securities in accordance herewith.

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(e)          Failure to Timely Deliver; Buy-In. If the Company fails to (i) issue and deliver (or cause to be delivered) to a Buyer by the Required Delivery Date a certificate representing the Securities so delivered to the Company by such Buyer that is free from all restrictive and other legends or (ii) credit the balance account of such Buyer’s or such Buyer’s nominee with DTC for such number of Conversion Shares or Interest Shares so delivered to the Company, and if on or after the Required Delivery Date such Buyer (or any other Person in respect, or on behalf, of such Buyer) purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Buyer of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock, that such Buyer so anticipated receiving from the Company without any restrictive legend, then, in addition to all other remedies available to such Buyer, the Company shall, within five (5) Trading Days after such Buyer’s request and in such Buyer’s sole discretion, either (i) pay cash to such Buyer in an amount equal to such Buyer’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”), at which point the Company’s obligation to so deliver such certificate or credit such Buyer’s balance account shall terminate and such shares shall be cancelled, or (ii) promptly honor its obligation to so deliver to such Buyer a certificate or certificates or credit such Buyer’s DTC account representing such number of shares of Common Stock that would have been so delivered if the Company timely complied with its obligations hereunder and pay cash to such Buyer in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Conversion Shares or Interest Shares (as the case may be) that the Company was required to deliver to such Buyer by the Required Delivery Date multiplied by (B) the lowest VWAP (as defined in the Notes) of the Common Stock on any Trading Day during the period commencing on the date of the delivery by such Buyer to the Company of the applicable Conversion Shares or Interest Shares (as the case may be) and ending on the date of such delivery and payment under this clause (ii).

4.6           Fees and Expenses. The Company shall reimburse each of the Lead Buyers for all reasonable costs and expenses incurred by it or its affiliates in connection with the structuring, documentation, negotiation and closing of the transactions contemplated by the Transaction Documents (including, without limitation, as applicable, all legal fees and disbursements of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (“Mintz Levin”), counsel to the Lead Buyers, any other reasonable fees and expenses in connection with the structuring, documentation, negotiation and closing of the transactions contemplated by the Transaction Documents and due diligence and regulatory filings in connection therewith), which amount shall not exceed $30,000 in the aggregate ($12,500 of which has heretofore been paid by the Company) without the consent of the Company (the “Reimbursable Transaction Expenses”). Each Lead Buyer shall withhold $8,750 of the Reimbursable Transaction Expenses from its applicable Purchase Price at the Closing, and shall pay such withheld amount directly to Mintz Levin on the Closing Date by wire transfer of immediately available funds; it being understood that Mintz Levin has rendered legal advice only to the Lead Buyers, and not to the Company, any other Buyer or any other Person in connection with the transactions contemplated by the Transaction Documents, and that each of the Company and each Buyer other than the Lead Buyers has relied for such matters on the advice of its own respective legal counsel. The Company shall promptly reimburse Mintz Levin on demand for any portion of the Reimbursable Transaction Expenses not so reimbursed through such withholding by the Lead Buyers at the Closing. For the avoidance of doubt, the full amount of the Reimbursable Transaction Expenses and any portion thereof shall be non-refundable when paid or withheld pursuant hereto. The Company shall be responsible for the payment of all placement agent’s fees, financial advisory fees, transfer agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any conversion or exercise notice delivered by any Buyer), DTC fees, broker’s commissions (other than for Persons engaged by any Buyer), stamp taxes and other taxes and duties relating to or arising out of the transactions contemplated by the Transaction Documents. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

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4.7           No Net Short Sales. So long as any Buyer or any of its affiliates holds any Notes, neither such Buyer nor any of its affiliates nor any entity managed or controlled by such Buyer (collectively, the “Restricted Persons” and each of the foregoing is referred to herein as a “Restricted Person”) shall maintain, in the aggregate, a Net Short Position.  For purposes hereof, a “Net Short Position” by a Restricted Person means a position whereby such Restricted Person has executed one or more sales of Common Stock that is marked as a short sale (but not including any sale marked “short exempt”) and that is executed at a time when such Restricted Person does not have an equivalent offsetting long position in the Common Stock (or is deemed to have a long position hereunder or otherwise in accordance with Regulation SHO under the 1934 Act); provided, further that no “Short Sale” shall be deemed to exist as a result of any failure by the Company (or its agents) to deliver Conversion Shares upon conversion of a Note to any Restricted Person converting such Note. For purposes of determining whether a Restricted Person has an equivalent offsetting long position in the Common Stock, such Restricted Person shall be deemed to hold “long” all Common Stock that is either (i) then owned by such Restricted Person, if any, (ii) then issuable to such Restricted Person as Conversion Shares pursuant to the terms of the Notes then held by such Restricted Person, if any, (without regard to any limitations on conversion set forth in the Notes and giving effect to any conversion price adjustments that would take effect given only the passage of time). Notwithstanding the foregoing, nothing contained herein shall (without implication that the contrary would otherwise be true) prohibit any Restricted Person from selling “long” (as defined under Rule 200 promulgated under Regulation SHO under the 1934 Act) the Securities or any other Common Stock then owned by such Restricted Person.

4.8           No Variable Rate Transactions. So long as any of the Buyers or any of their respective affiliates holds any Notes, neither the Company nor any of its affiliates or Subsidiaries, nor any of its or their respective officers, employees, directors, agents or other representatives, will, without the prior written consent of the Required Holders (which consent may be withheld, delayed or conditioned in the sole discretion of such Required Holders), directly or indirectly, effect, enter into, announce or recommend to its stockholders any agreement, plan, arrangement or transaction (or issue, amend or waive any security), or effect any Subsequent Placement, that would or would reasonably be expected to constitute or involve a Variable Rate Transaction; provided, however, that the Company may effect, enter into, announce or recommend to its stockholders (i) any agreement, plan, arrangement or transaction with any Person constituting or involving an “equity line of credit” pursuant to which the Company may sell securities at a future determined price, so long as (A) all net proceeds received by the Company or any of its affiliates or Subsidiaries from any such agreement, plan, arrangement or transaction constituting or involving an “equity line of credit” are utilized solely to repay outstanding amounts under the Notes until all of the Notes are repaid in full in accordance with their terms and are no longer outstanding and (B) no securities are offered, issued or sold by the Company in connection therewith at a per share price (after deducting all fees, discounts, commissions and other compensation to any Person in connection therewith) that is less than a fixed floor price (such fixed floor price, the “Third Party Floor Price”) that shall not be less than, or be subject to adjustment or reset (including, without limitation, pursuant to any “full ratchet” or “weighted average” anti-dilution provisions or pursuant to any standard anti-dilution provisions for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction that may be applicable to such Third Party Floor Price) to a price that is less than, the then applicable Conversion Price (as defined in the Notes) under the Notes (as such Conversion Price may be adjusted from time to time under the terms of the Notes), and which Third Party Floor Price shall be expressly set forth in writing in the definitive transaction documents relating thereto (such transaction, an “Acceptable Equity Line”), or (ii) a Qualified Public Offering (as defined in the Notes), provided that all Net Qualified Public Offering Proceeds (as defined in the Notes) from such Qualified Public Offering are utilized solely to effect a Qualified Public Offering Redemption (as defined in the Notes) of the Notes in accordance with the terms of the Notes, until all of the Notes are so redeemed in full in accordance with their terms, including, without limitation, payment in full of the Qualified Public Offering Redemption Price (together with any Late Charges thereon) to the holders of the Notes, and are no longer outstanding.

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4.9           Pledge of Securities. Notwithstanding anything to the contrary contained in this Agreement, the Company acknowledges and agrees that the Securities may be pledged by any Buyer in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by any Buyer.

4.10         No Integration. None of the Company, any of its affiliates (as defined in Rule 501(b) under the 1933 Act), or any person acting on behalf of the Company or such affiliate will sell, offer for sale, or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the 1933 Act) which will be integrated with the sale of the Securities in a manner which would require the registration of the Securities under the 1933 Act or require stockholder approval under the rules and regulations of the Trading Market and the Company will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the 1933 Act or the rules and regulations of the Trading Market, with the issuance of Securities contemplated hereby.

4.11         Passive Foreign Investment Company. The Company shall conduct its business, and shall cause its Subsidiaries to conduct their respective businesses, in such a manner as will ensure that the Company will not be deemed to constitute a passive foreign investment company within the meaning of Section 1297 of the Code.

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4.12         No Frustration. So long as any of the Buyers or any of their respective affiliates holds any Securities, neither the Company nor any of its affiliates or Subsidiaries, nor any of its or their respective officers, employees, directors, agents or other representatives, will, without the prior written consent of the Required Holders (which consent may be withheld, delayed or conditioned in the sole discretion of such Required Holders), effect, enter into, announce or recommend to its stockholders any agreement, plan, arrangement or transaction (or issue, amend or waive any security), or effect any Subsequent Placement, that would or would reasonably be expected to restrict, delay, conflict with or impair the ability or right of the Company to timely perform its obligations under this Agreement or the Notes, including, without limitation, the obligation of the Company to timely (i) deliver shares of Common Stock to any Buyer (or a designee thereof, if applicable) in accordance with this Agreement or the Notes and/or (ii) repay in cash all outstanding principal and other amounts outstanding under the Notes at maturity or at any other times when payments are required to be made in cash pursuant to the terms of the Notes.

4.13         Exclusivity. From and after the date hereof and so long as any of the Buyers or any of their respective affiliates holds any Notes, neither the Company nor any of its affiliates or Subsidiaries, nor any of its or their respective officers, employees, directors, agents or other representatives, will, without the prior written consent of the Required Holders (which consent may be withheld, delayed or conditioned in the sole discretion of such Required Holders), directly or indirectly: (a) solicit, initiate, encourage or accept any other inquiries, proposals or offers from any Person (other than the Buyers) relating to any exchange (i) of any security of the Company or any of its Subsidiaries for any other security of the Company or any of its Subsidiaries, except to the extent (x) consummated pursuant to an exchange registered under a registration statement of the Company filed pursuant to the 1933 Act and declared effective by the Commission or (y) such exchange is exempt from registration pursuant to an exemption provided under the 1933 Act (other than Section 3(a)(10) of the 1933 Act) or (ii) of any Indebtedness or other securities of, or claim against, the Company or any of its Subsidiaries relying on the exemption provided by Section 3(a)(10) of the 1933 Act (any such transaction described in clauses (i) or (ii), an “Exchange Transaction”); (b) enter into, effect, alter, amend, announce or recommend to its stockholders any Exchange Transaction with any Person (other than the Buyers); or (c) participate in any discussions, conversations, negotiations or other communications with any Person (other than the Buyers) regarding any Exchange Transaction, or furnish to any Person (other than the Buyers) any information with respect to any Exchange Transaction, or otherwise cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any Person (other than the Buyers) to seek an Exchange Transaction involving the Company or any of its Subsidiaries. Notwithstanding the foregoing or anything contained herein to the contrary, neither the Company nor any of its affiliates or Subsidiaries, nor any of its or their respective officers, employees, directors, agents or other representatives, will, without the prior written consent of the Required Holders (which consent may be withheld, delayed or conditioned in the sole discretion of such Required Holders), directly or indirectly, cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any Person (other than the Buyers) to effect any acquisition of securities or Indebtedness of, or claim against, the Company by such Person from an existing holder of such securities, Indebtedness or claim in connection with a proposed exchange of such securities or Indebtedness of, or claim against, the Company (whether pursuant to Section 3(a)(9) or 3(a)(10) of the 1933 Act or otherwise) (a “Third Party Exchange Transfer”). The Company, its affiliates and Subsidiaries, and each of its and their respective officers, employees, directors, agents or other representatives shall immediately cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Persons (other than the Buyers) with respect to any of the foregoing. The Company shall promptly (and in no event later than 24 hours after receipt) notify (which notice shall be provided orally and in writing and shall identify the Person making the inquiry, request, proposal or offer and set forth the material terms thereof) each of the Buyers after receipt of any inquiry, request, proposal or offer relating to any Exchange Transaction or Third Party Exchange Transfer, and shall promptly (and in no event later than 24 hours after receipt) provide copies to each of the Buyers of any written inquiries, requests, proposals or offers relating thereto. The Company agrees that it and its affiliates and Subsidiaries, and each of its and their respective officers, employees, directors, agents or other representatives Subsidiaries will not enter into any agreement with any Person subsequent to the date hereof which prohibits the Company from providing any information to each of the Buyers in accordance with this provision.

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4.14         Additional Issuance of Securities. From and after the date hereof through and including the forty-fifth (45th) Trading Day immediately following the date of this Agreement, neither the Company nor any of its Subsidiaries shall, directly or indirectly, effect any Subsequent Placement, without the prior written consent of the Required Holders (which consent may be withheld, delayed or conditioned in the sole discretion of such Required Holders). The restrictions contained in this Section 4.14 shall not apply to (i) the issuance of any Excluded Securities, (ii) an Acceptable Equity Line or (iii) a Qualified Public Offering (as defined in the Notes), provided that all Net Qualified Public Offering Proceeds (as defined in the Notes) from such Qualified Public Offering are utilized solely to effect a Qualified Public Offering Redemption (as defined in the Notes) of the Notes in accordance with the terms of the Notes, until all of the Notes are so redeemed in full in accordance with their terms, including, without limitation, payment in full of the Qualified Public Offering Redemption Price (together with any Late Charges thereon) to the holders of the Notes, and are no longer outstanding.

4.15         Restriction on Redemption and Cash Dividend. Except as expressly set forth in the Notes, so long as any Notes are outstanding, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, any securities of the Company or any of its Subsidiaries without the prior written consent of the Required Holders (which consent may be withheld, delayed or conditioned in the sole discretion of such Required Holders).

4.16         Stockholder Approval. At the next special or annual meeting of stockholders of the Company with a record date after the date of this Agreement, which annual or special meeting shall be called and held not later than December 31, 2017 (the “First Stockholder Meeting”), the Company shall take all action necessary to obtain the approval of its stockholders of the issuance of all of the shares of Common Stock issuable under the Notes, without regard to any limitations on conversion set forth in the Notes, pursuant to and in accordance with the applicable rules and regulations of the Trading Market, including, without limitation, NASDAQ Listing Rule 5635, if such rule is then applicable to the Company, its Common Stock or any of the transactions contemplated by the Transaction Documents, and the articles of incorporation, bylaws or other governing documents of the Company (such affirmative approval being referred to herein as the “Stockholder Approval”, and the date such Stockholder Approval is obtained, the “Stockholder Approval Date”). In connection therewith, the Company shall provide each stockholder entitled to vote at the First Stockholder Meeting a proxy statement soliciting the affirmative vote of the Company’s stockholders necessary to obtain the Stockholder Approval at the First Stockholder Meeting, and the Company shall use its reasonable best efforts to solicit and obtain the Stockholder Approval at the First Stockholder Meeting and to cause the Board of Directors of the Company to recommend, to the extent possible consistent with its fiduciary duties under applicable law, to the Company’s stockholders that they vote to approve the Stockholder Approval proposal at the First Stockholder Meeting. If, despite the Company's reasonable best efforts the Stockholder Approval is not obtained at the First Stockholder Meeting, the Company shall seek to obtain the Stockholder Approval at each special or annual meeting of stockholders of the Company convened after the First Stockholder Meeting (each such meeting, a “Subsequent Stockholder Meeting”). In connection therewith, the Company shall provide each stockholder entitled to vote at a Subsequent Stockholder Meeting a proxy statement soliciting the affirmative vote of the Company’s stockholders necessary to obtain the Stockholder Approval at such Subsequent Stockholder Meeting, and the Company shall use its reasonable best efforts to solicit and obtain the Stockholder Approval at such Subsequent Stockholder Meeting and to cause the Board of Directors of the Company to recommend, to the extent possible consistent with its fiduciary duties under applicable law, to the Company’s stockholders that they vote to approve the Stockholder Approval proposal at such Subsequent Stockholder Meeting.

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4.17         Corporate Existence. So long as any Notes are outstanding, the Company shall not, directly or indirectly, effect, enter into, be a party to, announce or recommend to its stockholders any Fundamental Transaction (as defined in the Notes), unless (i) the Required Holders shall have provided their prior written consent thereto (which consent may be withheld, delayed or conditioned in the sole discretion of such Required Holders) and (ii) the Company complies in all respects with the applicable provisions governing Fundamental Transactions set forth in the Notes.

4.18         Stock Splits. Until the Notes are no longer outstanding, the Company shall not effect any stock combination, reverse stock split or other similar transaction (or make any public announcement or disclosure with respect to any of the foregoing), without the prior written consent of the Required Holders (which consent may be withheld, delayed or conditioned in the sole discretion of such Required Holders).

4.20         Conversion Procedures. The form of Notice of Conversion included in the Notes sets forth the totality of the procedures required of the Buyers in order to convert the Notes. Except as expressly set forth in Section 4.5, no additional legal opinion, other information or instructions shall be required of the Buyers to convert their Notes. The Company shall honor conversion of the Notes and shall deliver the Conversion Shares in accordance with the terms, conditions and time periods set forth in the Notes.

4.21         Reservation of Shares. So long as any of the Notes remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than (i) 200% of the maximum number of shares of Common Stock issuable upon conversion of all of the Notes (assuming for purposes hereof that the Notes are convertible at the applicable Conversion Price (as defined in the Notes), and without regard to any limitations on the conversion of the Notes set forth therein), and (ii) 200% of the maximum number of Interest Shares issuable pursuant to the terms of the Notes from the Closing Date through the Maturity Date (assuming for purposes hereof that the Interest Shares are issuable at the applicable Interest Conversion Price (as defined in the Notes) and such Notes remain outstanding until the Maturity Date (as defined in the Notes)).

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4.22         Listing. The Company shall take all actions necessary to cause all of the Conversion Shares and Interest Shares that may be issued pursuant to the Notes (without regard to any limitations on conversion set forth in the Notes set forth therein), to be approved for listing on The NASDAQ Capital Market as of the Closing Date, subject only to official notice of issuance, and shall maintain such listing of all Conversion Shares and Interest Shares from time to time issuable under the terms of the Notes on The NASDAQ Capital Market or another Trading Market. So long as any of the Securities remain outstanding, the Company shall maintain the Common Stock’s listing on The NASDAQ Capital Market or another Trading Market, and neither the Company nor any of its Subsidiaries shall take any action which could be reasonably expected to result in the delisting or suspension of the Common Stock on The NASDAQ Capital Market or other Trading Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4.21.

4.23         Reporting Status. So long as any of the Notes remain outstanding, the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.

5.           Closing Conditions.

5.1           Conditions to the Closing.

(a)          Conditions to the Company’s Obligation to Sell. The obligation of the Company to sell and issue the Notes to each of the Buyers at the Closing is subject to the satisfaction, prior to or at the Closing, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i)          Representations and Warranties. The representations and warranties of such Buyer contained in this Agreement (x) that are not qualified by “materiality” shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (y) that are qualified by “materiality” shall have been true and correct when made and shall be true and correct as of the Closing Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

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(ii)         Performance of Buyer. Such Buyer shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing.

(iii)        Purchase Price. Such Buyer shall have delivered to the Company its respective Purchase Price (less, in the case of each Lead Buyer, the amounts withheld by such Lead Buyer pursuant to Section 4.6) to the Company for the Note to be issued and sold to such Buyer at the Closing, by wire transfers of immediately available funds in accordance with the Company’s written wire instructions.

(iv)         Execution and Delivery of Transaction Documents. Such Buyer shall have duly executed and delivered to the Company this Agreement.

(v)          No Injunction. No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Transaction Documents.

(vi)         Consents. The Company shall have received all consents, authorizations, orders and approvals from the Commission, any other Governmental authorities, and of any other Person, necessary for the consummation of the transactions contemplated hereby, in each case, in form and substance reasonably satisfactory to the Buyers, and no such consent, authorization, order and approval shall have been revoked.

(vii)        Other. Such Buyer shall have delivered to the Company such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as the Company or its counsel may reasonably request.

(b)          Conditions to Each Buyer’s Obligation to Purchase. The obligation of each Buyer to purchase the Note to be issued and sold to such Buyer at the Closing is subject to the satisfaction, prior to or at the Closing, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer, solely with respect to itself and not any other Buyer, at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)          Representations and Warranties. The representations and warranties of the Company contained in this Agreement (x) that are not qualified by “materiality” or “Material Adverse Effect” shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (y) that are qualified by “materiality” or “Material Adverse Effect” shall have been true and correct when made and shall be true and correct as of the Closing Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

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(ii)         Performance of the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing. The Company shall have delivered to such Buyer on the Closing Date a written certification by an executive officer of the Company attesting to the satisfaction of the conditions contained in subsection (i) above and this subsection (ii) of this Section 5.1(b).

(iii)        Execution and Delivery of Transaction Documents. The Company (A) shall have duly executed and delivered to such Buyer this Agreement and (B) shall have delivered to such Buyer the Note being purchased by such Buyer at the Closing pursuant to this Agreement in the aggregate original principal amount as is set forth opposite such Buyer’s name in column (3) on Schedule I hereto, duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

(iv)         Listing of Securities. All of the Conversion Shares and all of the Interest Shares that may be issued pursuant to the Notes (without regard to any limitations on conversion set forth in the Notes), shall have been approved for listing on The NASDAQ Capital Market as of the Closing Date, subject only to official notice of issuance.

(v)          No Suspension of Trading in or Notice of Delisting of Common Stock. Trading in the Common Stock shall not have been suspended by the Commission, The NASDAQ Capital Market or the Financial Industry Regulatory Authority, the Company shall not have received any notice that the listing of the Common Stock on The NASDAQ Capital Market shall be terminated, trading in securities generally as reported on any Trading Market shall not have been suspended or limited, nor shall a banking moratorium have been declared either by the U.S. or New York State authorities, there shall not have been imposed any suspension of electronic trading or settlement services by DTC with respect to the Common Stock that is continuing, the Company shall not have received any notice from DTC to the effect that a suspension of electronic trading or settlement services by DTC with respect to the Common Stock is being imposed or is contemplated, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis that has had or would reasonably be expected to have a material adverse change in any U.S. financial, credit or securities market that is continuing.

(vi)         Compliance with Laws. The Company shall have complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the Company shall have obtained all permits and qualifications required by any applicable state securities or “Blue Sky” laws for the offer and sale of the Securities by the Company to the Buyers pursuant to the Transaction Documents (or shall have the availability of exemptions therefrom).

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(vii)        No Injunction. No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Transaction Documents.

(viii)      No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any court or governmental authority shall have been commenced or threatened, and no inquiry or investigation by any governmental authority shall have been commenced or threatened, against the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary, seeking to restrain, prevent or change the transactions contemplated by the Transaction Documents, or seeking material damages in connection with such transactions.

(ix)         No Material Adverse Effect. Since the date of execution of this Agreement, no condition, occurrence, state of facts or event shall have occurred that, individually or in the aggregate, constitutes a Material Adverse Effect or reasonably could result in a Material Adverse Effect.

(x)          Opinion of Counsel. On the Closing Date, such Buyer shall have received an opinion from outside counsel to the Company, dated the Closing Date, in the form mutually agreed to by the Company and the Lead Buyers prior to the date hereof.

(xi)         Current Public Information. The Current Report shall have been filed with the Commission as required pursuant to Section 4.4, and the Press Release shall have been issued by the Company in accordance with Section 4.4. All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the Commission pursuant to the reporting requirements of the 1934 Act, including all material required to have been filed by the Company with the Commission pursuant to Section 13(a) or 15(d) of the 1934 Act, shall have been filed with the Commission under the 1934 Act.

(xii)        No Note Conditions Failure. No Note Conditions Failure shall exist.

(xiii)      Good Standing. The Company shall have delivered to such Buyer a certificate evidencing the good standing of the Company in such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction of formation as of a date within ten (10) days of the Closing Date.

(xiv)        Articles of Incorporation. The Company shall have delivered to such Buyer a certified copy of the Articles of Incorporation as certified by the Nevada Secretary of State within ten (10) days of the Closing Date.

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(xv)         Transfer Agent Letter. The Company shall have delivered to such Buyer a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding on the Closing Date.

(xvi)        Wire Instructions. Such Buyer shall have received a letter on the letterhead of the Company, duly executed by the Chief Executive Officer of the Company, setting forth the wire instructions of the Company.

(xvii)      Consents. The Company shall have received all consents, authorizations, orders and approvals from the Commission, any other Governmental authorities, and of any other Person, necessary for the consummation of the transactions contemplated hereby, in each case, in form and substance reasonably satisfactory to the Buyers, and no such consent, authorization, order and approval shall have been revoked.

(xviii)     Other. The Company shall have delivered to such Buyer such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

6.           Termination. In the event that the Closing shall not have occurred with respect to a Buyer within seven (7) days of the date hereof, then such Buyer shall have the right to terminate its obligations under this Agreement with respect to itself at any time on or after the close of business on such date without liability of such Buyer to any other party; provided, however, (a) the right to terminate this Agreement under this Section 6 shall not be available to such Buyer if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of such Buyer’s breach of this Agreement and (b) the abandonment of the sale and purchase of the Notes shall be applicable only to such Buyer providing such written notice. Nothing contained in this Section 6 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

7.           Indemnification. In consideration of each Buyer’s execution and delivery of this Agreement and acquiring the Securities hereunder and under the Notes and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each holder of any Securities and all of their respective stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company or any Subsidiary in any of the Transaction Documents, (b) any breach of any covenant, agreement or obligation of the Company or any Subsidiary contained in any of the Transaction Documents or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company or any Subsidiary) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of any of the Transaction Documents, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (iii) the status of such Buyer or holder of the Securities either as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents or as a party to this Agreement (including, without limitation, as a party in interest or otherwise in any action or proceeding for injunctive or other equitable relief). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

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Promptly after receipt by an Indemnitee under this Section 7 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Section 7, deliver to the Company a written notice of the commencement thereof, and the Company shall have the right to participate in, and, to the extent the Company so desires, to assume control of the defense thereof with counsel mutually satisfactory to the Company and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the Company if: (i) the Company has agreed in writing to pay such fees and expenses; (ii) the Company shall have failed promptly to assume the defense of such Indemnified Liability and to employ counsel reasonably satisfactory to such Indemnitee in any such Indemnified Liability; or (iii) the named parties to any such Indemnified Liability (including any impleaded parties) include both such Indemnitee and the Company, and such Indemnitee shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnitee and the Company (in which case, if such Indemnitee notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, then the Company shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Company), provided further, that in the case of clause (iii) above the Company shall not be responsible for the reasonable fees and expenses of more than one (1) such separate legal counsel. The Indemnitee shall reasonably cooperate with the Company in connection with any negotiation or defense of any such action or Indemnified Liability by the Company and shall furnish to the Company all information reasonably available to the Indemnitee which relates to such action or Indemnified Liability. The Company shall keep the Indemnitee reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. The Company shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the Company shall not unreasonably withhold, delay or condition its consent. The Company shall not, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liability or litigation, and such settlement shall not include any admission as to fault on the part of the Indemnitee. Following indemnification as provided for hereunder, the Company shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Indemnitee under this Section 7, except to the extent that the Company is materially and adversely prejudiced in its ability to defend such action.

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The indemnification required by this Section 7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred.

The indemnity agreement contained herein shall be in addition to (A) any cause of action or similar right of the Indemnitee against the Company or others, and (B) any liabilities the Company may be subject to pursuant to the law.

8.           Miscellaneous

8.1           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including, as contemplated below, any assignee or transferee of any of the Securities. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders (which may be granted or withheld in the sole discretion of such Required Holders), including, without limitation, by way of a Fundamental Transaction (as defined in the Notes) (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes). Any Buyer may assign some or all of its rights hereunder in connection with any assignment or transfer of any of its Securities without the consent of the Company; provided, however, that such assignee or transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Buyers,” in which event such assignee or transferee (as the case may be) shall be deemed to be a Buyer hereunder with respect to such assigned rights. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns or the Indemnitees referred to in Section 7, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.2           Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

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8.3           Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.4           Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) upon receipt, when sent by electronic message (provided the recipient responds to the message and confirmation of both electronic messages are kept on file by the sending party); or (iv) one (1) Trading Day after timely deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

2479 E. Bayshore Road, Suite 195

Palo Alto, CA 94303
Facsimile: (408) 824-1543
Attention: Nadir Ali, Chief Executive Officer

Email: nadir.ali@inpixon.com

With a copy (for informational purposes only) to:

Mitchell Silberberg & Knupp LLP
12 East 49th Street, 30th Floor

New York, NY 10017

Facsimile: (917) 546-7677
Attention: Melanie Figueroa, Esq.

Email: mxf@msk.com

If to the Transfer Agent:

Corporate Stock Transfer, Inc.
3200 Cherry Creek South Drive, Suite 430
Denver, CO 80209
Facsimile: (303) 282-5800
Attention: Caitlyn Bell Van Valin, Executive Vice President

Email: caitlynbell@corporatestock.com

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If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers, with a copy (for informational purposes only) to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
666 Third Avenue
New York, NY 10017
Facsimile: (212) 983-3115
Attention: Anthony J. Marsico, Esq.

Email: ajmarsico@mintz.com

or to such other address and/or facsimile number and/or email address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party one (1) Trading Day prior to the effectiveness of such change, provided that Mintz Levin shall only be provided copies of notices sent to any of the Lead Buyers. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission, (C) electronically generated by the sender’s electronic mail containing the time, date and recipient email address or (D) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii), (iii) or (iv) above, respectively.

8.5           Amendments and Waivers. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Required Holders, and any amendment to any provision of this Agreement made in conformity with the provisions of this Section 8.5 shall be binding on all Buyers and holders of Securities, as applicable, provided that no such amendment shall be effective to the extent that it (A) applies to less than all of the holders of the Securities then outstanding or (B) imposes any obligation or liability on any Buyer without such Buyer’s prior written consent (which may be granted or withheld in such Buyer’s sole discretion). No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered pro rata to all of the holders of Notes then outstanding, if any. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party, provided that the Required Holders may waive any provision of this Agreement, and any waiver of any provision of this Agreement made in conformity with the provisions of this Section 8.5 shall be binding on all Buyers and holders of Securities, as applicable, provided that no such waiver shall be effective to the extent that it (1) applies to less than all of the holders of the Securities then outstanding (unless a party gives a waiver as to itself only) or (2) imposes any obligation or liability on any Buyer without such Buyer’s prior written consent (which may be granted or withheld in such Buyer’s sole discretion).

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8.6           Severability; Maximum Payment Amounts. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document (and without implication that the following is required or applicable), it is the intention of the parties that in no event shall amounts and value paid by the Company and/or any of its Subsidiaries (as the case may be), or payable to or received by any of the Buyers, under the Transaction Documents (including without limitation, any amounts that would be characterized as “interest” under applicable law) exceed amounts permitted under any applicable law. Accordingly, if any obligation to pay, payment made to any Buyer, or collection by any Buyer pursuant the Transaction Documents is finally judicially determined to be contrary to any such applicable law, such obligation to pay, payment or collection shall be deemed to have been made by mutual mistake of such Buyer, the Company and its Subsidiaries and such amount shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by the applicable law. Such adjustment shall be effected, to the extent necessary, by reducing or refunding, at the option of such Buyer, the amount of interest or any other amounts which would constitute unlawful amounts required to be paid or actually paid to such Buyer under the Transaction Documents. For greater certainty, to the extent that any interest, charges, fees, expenses or other amounts required to be paid to or received by such Buyer under any of the Transaction Documents or related thereto are held to be within the meaning of “interest” or another applicable term to otherwise be violative of applicable law, such amounts shall be pro-rated over the period of time to which they relate.

8.7           Entire Agreement. This Agreement, the other Transaction Documents and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Buyers, the Company, its Subsidiaries, their affiliates and Persons acting on their behalf, including, without limitation, any transactions by any Buyer with respect to the Securities, and the other matters contained herein and therein, and this Agreement, the other Transaction Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties solely with respect to the matters covered herein and therein; provided, however, nothing contained in this Agreement or any other Transaction Document shall (or shall be deemed to) (i) have any effect on any agreements any Buyer has entered into with, or any instruments any Buyer has received from, the Company or any of its Subsidiaries prior to the date hereof with respect to any prior investment made by such Buyer in the Company or (ii) waive, alter, modify or amend in any respect any obligations of the Company or any of its Subsidiaries, or any rights of or benefits to any Buyer or any other Person, in any agreement entered into prior to the date hereof between or among the Company and/or any of its Subsidiaries and any Buyer, or any instruments any Buyer received from the Company and/or any of its Subsidiaries prior to the date hereof, and all such agreements and instruments shall continue in full force and effect. Except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. For clarification purposes, the recitals set forth on the first page of this Agreement are part of this Agreement. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company, any Subsidiary or otherwise. As a material inducement for each Buyer to enter into this Agreement, the Company expressly acknowledges and agrees that (x) no due diligence or other investigation or inquiry conducted by a Buyer, any of its advisors or any of its representatives shall affect such Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document and (y) unless a provision of this Agreement or any other Transaction Document is expressly preceded by the phrase “except as disclosed in the Public Reports,” nothing contained in any of the Public Reports shall affect such Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document.

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8.8           Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

8.9           Interpretation. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) “including” has the inclusive meaning frequently identified with the phrase “but not limited to” and (d) references to “hereunder” or “herein” relate to this Agreement. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

8.10         Remedies. Each Buyer and in the event of assignment by Buyer of its rights and obligations hereunder, each holder of Securities, shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it or any Subsidiary fails to perform, observe, or discharge any or all of its or such Subsidiary’s (as the case may be) obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The remedies provided in this Agreement and the other Transaction Documents shall be cumulative and in addition to all other remedies available under this Agreement and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief).

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8.11         Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

8.12         Payment Set Aside; Currency. To the extent that the Company makes a payment or payments to any Buyer hereunder or pursuant to any of the other Transaction Documents or any of the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. Unless otherwise expressly indicated, all dollar amounts referred to in this Agreement and the other Transaction Documents are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Agreement and all other Transaction Documents shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Agreement, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

8.13         Judgment Currency.

(i)          If for the purpose of obtaining or enforcing judgment against the Company in connection with this Agreement or any other Transaction Document in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 8.13 referred to as the “Judgment Currency”) an amount due in US Dollars under this Agreement, the conversion shall be made at the Exchange Rate prevailing on the Trading Day immediately preceding:

(1)         the date actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or

(2)         the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 8.13(i)(2) being hereinafter referred to as the “Judgment Conversion Date”).

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(ii)         If in the case of any proceeding in the court of any jurisdiction referred to in Section 8.13(i)(2) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of US Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

(iii)        Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement or any other Transaction Document.

8.14         Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under the Transaction Documents are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and the Company acknowledges that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Buyers are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by the Transaction Documents or any matters, and the Company acknowledges that the Buyers are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by the Transaction Documents. The decision of each Buyer to purchase Securities pursuant to the Transaction Documents has been made by such Buyer independently of any other Buyer. Each Buyer acknowledges that no other Buyer has acted as agent for such Buyer in connection with such Buyer making its investment hereunder and that no other Buyer will be acting as agent of such Buyer in connection with monitoring such Buyer’s investment in the Securities or enforcing its rights under the Transaction Documents. The Company and each Buyer confirms that each Buyer has independently participated with the Company and its Subsidiaries in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose. The use of a single agreement to effectuate the purchase and sale of the Securities contemplated hereby was solely in the control of the Company, not the action or decision of any Buyer, and was done solely for the convenience of the Company and its Subsidiaries and not because it was required or requested to do so by any Buyer. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company, each Subsidiary and a Buyer, solely, and not between the Company, its Subsidiaries and the Buyers collectively and not between and among the Buyers.

8.15         Survival. The representations, warranties, agreements and covenants shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

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9.           Certain Defined Terms. In addition to the terms defined elsewhere in this Agreement or the Notes, the following terms have the meanings set forth in this Section 9:

9.1           “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

9.2           “Approved Stock Plan” means any employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which shares of Common Stock and standard options to purchase Common Stock may be issued to any employee, officer, consultant or director for services provided to the Company in their capacity as such.

9.3           “Code” means the U.S. Internal Revenue Code of 1986, as amended.

9.4           “Contingent Obligation” means any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

9.5           “Convertible Securities” means any capital stock or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock) or any of its Subsidiaries.

9.6           “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

9.7           “Excluded Securities” means (A) shares of Common Stock or standard options to purchase Common Stock to directors, officers or employees of the Company in their capacity as such pursuant to an Approved Stock Plan, provided that (1) all such issuances (taking into account the shares of Common Stock issuable upon exercise of such options) after the date hereof pursuant to this clause (A) do not, in the aggregate, exceed more than 1% of the Common Stock issued and outstanding immediately prior to the date hereof and (2) the exercise price of any such options is not lowered, none of such options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects the Buyers; (B) shares of Common Stock issued upon the conversion or exercise of Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (A) above) issued prior to the date hereof, provided that the conversion price of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (A) above) is not lowered, none of such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (A) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (A) above) are otherwise materially changed in any manner that adversely affects the Buyers; (C) the Securities; (D) shares of Common Stock or Convertible Securities issued or issuable in connection with strategic alliances, acquisitions, mergers, and strategic partnerships, provided, that (1) the primary purpose of such issuance is not to raise capital, (2) the purchasers or acquirers of the securities in such issuance does not include any affiliate of the Company or any of its Subsidiaries and solely consists of either (x) the actual participants in such strategic alliance or strategic partnership, (y) the actual owners of such assets or securities acquired in such acquisition or merger or (z) the stockholders, partners or members of the foregoing Persons, and (3) the number or amount of securities issued to such Person by the Company shall not be disproportionate to such Person’s actual participation in such strategic alliance or strategic partnership or ownership of such assets or securities to be acquired by the Company, as applicable; and (E) shares of Common Stock issued directly or upon conversion of Convertible Securities issued to Hillair Capital Investments L.P., provided that such issuance does not constitute, relate to or involve a Variable Rate Transaction.

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9.8           “Hazardous Materials” means chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes.

9.9           “Indebtedness” means, without duplication, (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with generally accepted accounting principles) (other than accrued expenses and trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, claim, lien, tax, right of first refusal, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above.

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9.10         “Lead Buyers” means, collectively, (i) [*], and (ii) [*].

9.11         “Liens” means, collectively, all liens, charges, pledges, security interests, encumbrances, rights of first refusal, preemptive or similar rights, taxes or other restrictions.

9.12         “Material Adverse Effect” means (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document.

9.13         “Note Conditions” means, as of any given date of determination: (i) all the Conversion Shares and Interest Shares may be issued in full without violating the rules or regulations of the Trading Market on which the Common Stock is then listed or designated for quotation (as applicable); (ii) no public announcement of a pending, proposed or intended Fundamental Transaction shall have occurred which has not been abandoned, terminated or consummated; (iii) the Buyers shall not be in possession of any material, non-public information provided to any of them by the Company, any of its affiliates or any of their respective employees, officers, representatives, agents or the like; (iv) there shall not have occurred or be continuing any suspension of electronic trading or settlement services by the DTC with respect to the Common Stock or any receipt by the Company of any notice from DTC to the effect that a suspension of electronic trading or settlement services by DTC with respect to the Common Stock is being imposed or is contemplated (unless, prior to such suspension, DTC shall have notified the Company in writing that DTC has determined not to impose any such suspension); and (v) there shall not have occurred an Event of Default (as defined in the Notes) or an event that with the passage of time or giving of notice would constitute an Event of Default (as defined in the Notes).

9.14         “Note Conditions Failure” means that on any day during the period commencing on the date that is 10 Trading Days prior to the Closing Date through the Closing Date, the Note Conditions have not been satisfied.

9.15         “Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the 1934 Act. For all purposes of this Agreement, violations of the restrictions set forth in Section 4.8, Section 4.12, Section 4.13 or Section 4.14 by any Subsidiary or affiliate of the Company, or any officer, employee, director, agent or other representative of the Company or any of its Subsidiaries or affiliates shall be deemed a direct breach of Section 4.8, Section 4.12, Section 4.13 or Section 4.14, respectively, by the Company.

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9.16         “Required Holders” means (i) prior to the Closing Date, each Buyer entitled to purchase Notes at the Closing and (ii) on or after the Closing Date, collectively, (A) each of the Lead Buyers, for so long as such Lead Buyer beneficially owns (as calculated pursuant to Section 13(d) of the 1934 Act and Rule 13d-3 promulgated thereunder) any Notes and (B) if the Lead Buyers, collectively, do not then beneficially own (as calculated pursuant to Section 13(d) of the 1934 Act and Rule 13d-3 promulgated thereunder) at least a majority of the Conversion Shares and Interest Shares as of such time issued or issuable pursuant to the Notes (without regard to any limitations on conversion set forth therein), the Lead Buyers and such other beneficial owners (as calculated pursuant to Section 13(d) of the 1934 Act and Rule 13d-3 promulgated thereunder) of a majority of the Conversion Shares and Interest Shares as of such time issued or issuable pursuant to the Notes (without regard to any limitations on conversion set forth therein).

9.17         “Rule 144” means Rule 144 promulgated under the 1933 Act or a successor rule thereto.

9.18         “Short Sales” means “short sales” as defined in Rule 200 promulgated under Regulation SHO under the 1934 Act.

9.19         “Subsequent Placement” means any, direct or indirect, issuance, offer, sale, grant of any option or right to purchase, or otherwise disposition of (or announcement of any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity or debt security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the 1933 Act), any Convertible Securities, any debt, any preferred stock or any purchase rights) of the Company or any of its Subsidiaries, including, without limitation, pursuant to Section 3(a)(9) or Section 3(a)(10) of the 1933 Act.

9.20         “Subsidiary” means any corporation or other entity that is organized under the laws of the United States of America, any state or territory thereof, or the District of Columbia, of which at least a majority of the securities or other ownership interest having ordinary voting power for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries.

9.21         “Trading Day” means any day on which the Common Stock is traded on the Trading Market, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on the Trading Market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on the Trading Market (or if the Trading Market does not designate in advance the closing time of trading on the Trading Market, then during the hour ending at 4:00:00 p.m., New York City time) unless such day is otherwise designated as a Trading Day in writing by the Buyers.

9.22         “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the OTC Bulletin Board, The NASDAQ Global Market, The NASDAQ Global Select Market, The NASDAQ Capital Market, the New York Stock Exchange, NYSE Arca, the NYSE MKT, the OTCQX Marketplace or the OTCQB Marketplace operated by OTC Markets Group Inc. (or any successor to any of the foregoing).

9.23         “Variable Rate Transaction” means a transaction in which the Company or any Subsidiary (i) issues or sells any Convertible Securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such Convertible Securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such Convertible Securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, including, without limitation, pursuant to any “weighted average” or “full-ratchet” anti-dilution provision, or (ii) enters into any agreement (including, without limitation, an “equity line of credit” or an “at-the-market” offering) whereby the Company or any Subsidiary may sell securities at a future determined price.

[SIGNATURES ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

THE COMPANY

INPIXON

By:	/s/ Nadir Ali
Name: Nadir Ali
Title: CEO

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

THE BUYERS:

[BUYER NAME]

By:
Name:
Title:

SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)	(5)	(6)
Buyer	Address and Facsimile Number	Aggregate Principal Amount of Notes	Purchase Price	Wire to Company	Legal Representative’s Address and Facsimile Number
		$880,000	$800,000	$791,250
		$880,000	$800,000	$791,250
		$440,000	$400,000	$400,000

DISCLOSURE SCHEDULES

to the

SECURITIES PURCHASE AGREEMENT

by and between

INPIXON,

a Nevada corporation (the “Company”),

and

Each of the Investors Listed on the Schedule of Buyers attached thereto

Dated: May 31, 2017

Schedule 2.2

Capitalization and Voting Rights

Pursuant to (i) the acquisition of Lilien Systems completed on March 20, 2013; (ii) the acquisition of Shoom completed on September 6, 2013; (iii) the acquisition of AirPatrol completed on April 16, 2014; (iv) the Registration Rights Agreements dated March 15, 2013 and August 29, 2013, under which the Company agreed to register 83,334 and 56,250 shares of common stock, respectively, underlying warrants issued to Bridge Bank, N.A., n/k/a Western Alliance Bank, in connection with credit facilities; and (v) the sale of 400,000 shares of common stock to Geneseo Communications, Inc. on February 24, 2014, under which the Company agreed to grant piggy-back registration rights for such shares, the Company registered 166,667 shares for Geoffrey Lilien under the S-1 registration statement that was declared effective by the SEC on April 8, 2014 and a total of 5,768,470 shares of common stock including 139,584 shares underlying the warrants, under the S-1 registration statement that was declared effective by the SEC on September 11, 2014.

Schedule 2.7

Conduct of Business; Permits

As of March 31, 2017, the Company has not been in compliance with the minimum stockholders’ equity requirement set forth in NASDAQ Listing Rule 5550(b) requiring the Company to maintain a minimum of $2,500,000 in stockholders equity. On May 19, 2017, the Company received written notice from the Listing Qualifications Staff of The NASDAQ Stock Market notifying of such non-compliance.

Schedule 2.9

Consents; Waivers

Consent from and/or notice to the following Persons are required:

1.	Hillair Capital Investments L.P. (“Hillair”)
a.	Pursuant to that certain Securities Purchase Agreement, dated as of August 9, 2016, by and between the Company and Hillair; and

b.	Pursuant to that certain 8% Original Issue Discount Senior Convertible Debenture, dated as of August 9, 2016, issued by the Company to Hillair (the “Hillair Debenture”).

2.	GemCap Lending I LLC (“GemCap”)

a.	Pursuant to that certain Loan and Security Agreement, dated as of November 14, 2016, as amended by that certain Amendment Number 1 to the Loan and Security Agreement and to the Loan Agreement Schedule dated as of December 9, 2016 (as amended, the “GemCap Loan and Security Agreement”), by and among the Company, Inpixon USA, Inpixon Federal, Inc. and GemCap.

3.	Investors signatory to that certain Securities Purchase Agreemet, dated as of December 12, 2016. (collectively, the “December 2016 Investors”)

a.	Pursuant to that certain Securities Purchase Agreement, dated as of December 12, 2016, by and among the Company and the December 2016 Investors.

Schedule 2.11

Absence of Litigation

TestPlant

On April 28, 2017, TestPlant, Inc. (“TestPlant”) filed a complaint in the United States District Court, Eastern District of Virginia, against Inpixon Federal, Inc. f/k/a Sysorex Government Services, Inc. (“SGS”), Sysorex USA, and Sysorex Global Holdings Corporation (collectively, the “Company”).  The complaint alleges that TestPlant sold products and services to Integrio Technologies, LLC (“Integrio”) in the total amount of $188,777.40, and that as a result of the Company’s acquisition of the assets of Integrio, the Company assumed liability for the payment of such amount. Additionally, the complaint alleges that, after the consummation of the acquisition, the Company purchased an additional $74,235.94 in products and services and the Company has failed to make payment in connection with such products and services. The parties are currently in negotiations with respect to the claim.

VersionOne

On March 1, 2017, VersionOne, Inc. filed a complaint in the United States District Court, Eastern District of Virginia, against Inpixon f/k/a Sysorex Global Holdings Corp., Inpixon USA, f/k/a Sysorex USA and Inpixon Federal, Inc., f/k/a Sysorex Government Services, Inc. (collectively, the “Company”).  The complaint alleges that VersionOne provided services to Integrio having a value of $486,337, that in settlement of this amount Integrio and VersionOne entered into an agreement (the “Settlement Agreement”) whereby Integrio agreed to pay, and VersionOne agreed to accept as full payment, $243,169 (the “Settlement Amount”). The complaint also alleges that, subsequent to closing of the acquisition, VersionOne provided additional services to the Company having a value of $144,724, for which it has not been paid. VersionOne alleges that the Company has an obligation to pay both the Settlement Amount and the cost of the additional services in connection with the acquisition.  On March 29, 2017, VersionOne petitioned the court, and the court granted VersionOne’s motion to stay this litigation until May 5, 2017.  On May 5, 2017, VersionOne filed a status report, advising the court that the parties have made progress and have reached a tentative settlement agreement, but that they require additional time to formalize their agreement and effectuate settlement.  Based on that status report, the court granted VersionOne’s request to extend the stay until July 3, 2017, at which time either the parties must file another status report requesting an additional extension of the stay, or the Company must respond to the complaint.

FINRA Inquiry

On May 17, 2017, FINRA advised that it was conducting a routine review of trading in the Company following the announcement made on May 8, 2017 in which the Company announced that it had received a purchase order of approximately $2.5 million from a leading Fortune 500 health insurer. As of the date hereof, the Company has responded to FINRA’s questions and has not received any further feedback. FINRA’s questions along with the Company’s responses have been provided to the Lead Buyer.

Schedule 2.17

Seniority

1.	The Company has approximately $6.0 million as of May 25, 2017 in outstanding revolving credit loans under the GemCap Loan and Security Agreement. Pursuant to the GemCap Loan and Security Agreement, GemCap has a first priority lien upon all owned and thereafter acquired property and assets of the Company, Inpixon USA and Inpixon Federal, Inc., and the proceeds and products thereof (collectively, the “Assets”).

2.	The Company has an outstanding principal balance of approximately $5,700,000 under the Hillair Debenture. Pursuant to that certain Security Agreement, dated as of August 9, 2016, by and among the Company, Inpixon USA, Inpixon Federal, Inc., Inpixon Canada, Inc., Sysorex Arabia LLC and Hillair, and that certain Subordination Agreement, dated as of November 14, 2016, by and between GemCap and Hillair, Hillair has a junior subordinated lien upon all of the Assets.

3.	Avnet, Inc. (“Avnet”) has sold inventory, goods and other tangible assets to Inpixon USA for a deferred purchase price, and/or may continue to sell inventory, goods and other tangible assets to the company for a deferred purchase price from time to time. Avnet has a junior subordinated lien on all inventory, goods or other tangible assets sold by Avnet to Inpixon USA and other certain personal property of Inpixon USA and also assets of the Company.

4.	Other Indebtedness listed in Schedule 2.18 except those that have been discussed above or, the “Liabilities related to Sysorex Arabia LLC” which are owed by Sysorex Arabia, LLC, not the Company.

Schedule 2.18

Bankruptcy Status; Indebtedness

Debt	Amount of Debt
GemCap Credit Line	$6,039,410
Hillair Convertible Debentures	$5,700,000 in principal amount
Facilities lease related liability	$80,000 in principal amount
Acquisition Liability (1)	$281,988
Liabilities related to Sysorex Arabia LLC (2)	$2,045,519
Tax Related Liability (3)	$307,438
Equipment Lease related liability	$298,089
Acquisition Liability related to Integrio Acquisition (4)	$1,557,979

(1)	Liability is part of an acquisition where there is a corresponding asset on the balance sheet to satisfy the liability.

(2)	Sysorex Arabia LLC liability for which the Company owns 50.2% of the LLC. The liability is listed in the liabilities held for sale section of the balance sheet.

(3)	Tax Liability that the Company is currently appealing.

(4)	Liability includes earnout payments equal to an aggregate of $1,200,000 which are subject to the satisfaction of certain earnout goals.

Schedule 2.28

Title

1.	GemCap has a first priority lien upon all of the Assets.

2.	Hillair has a junior subordinated lien upon all of the Assets.

3.	Avnet has a junior subordinated lien on all inventory, goods or other tangible assets sold by Avnet to Inpixon USA and other certain personal property of Inpixon USA and also assets of the Company.

4.	Synnex Corporation has a junior subordinated lien on all assets of Inpixon USA.